Exhibit 99.2
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
On September 30, 2023, Aramark (the “Company” or “Aramark”) completed the previously announced separation (the “Separation”) of its Uniform segment into an independent publicly traded company, Vestis Corporation (“Vestis” or “AUS”). The Separation was structured as a tax free spin-off, which occurred by way of a pro rata distribution (the “Distribution”) to Aramark stockholders (other than a number of shares of Vestis common stock (less than 1% of Vestis’ issued and outstanding shares of common stock upon the Distribution) that will be contributed to a donor advised fund in order to fund charitable contributions). Each of the Aramark stockholders received one share of Vestis common stock for every two shares of Aramark common stock held as of the close of business on September 20, 2023. Vestis is now an independent public company under the symbol “VSTS” on the New York Stock Exchange. After the Distribution, Aramark will no longer consolidate Vestis into its financial results.
The unaudited pro forma condensed consolidated financial information have been derived from the Company’s historical consolidated financial statements and give effect to the Separation and Distribution. The following unaudited Pro Forma Condensed Consolidated Statements of Income (Loss) for the nine months ended June 30, 2023 and for each of the fiscal years ended September 30, 2022, October 1, 2021 and October 2, 2020 reflect the Company’s results as if the Separation had occurred as of September 28, 2019 in that they reflect the reclassification of AUS as Discontinued Operations for all periods presented. The adjustments in the “Transaction Accounting Adjustments” column in the unaudited Pro Forma Condensed Consolidated Statements of Income (Loss) for the nine months ended June 30, 2023 and for the fiscal year ended September 30, 2022 give effect to the Separation and related transactions as if they had occurred as of October 2, 2021. The following unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2023 reflects the Company’s financial position as if the Separation had occurred on June 30, 2023. After the date of the Separation and Distribution, the historical financial results of Vestis will be reflected in our consolidated financial statements as discontinued operations under generally accepted accounting principles in the United States (“U.S. GAAP”) for all periods.
The unaudited pro forma condensed consolidated financial information is for informational purposes only and does not purport to represent what the Company’s financial position and results of operations would have actually been had the Separation occurred on the dates indicated and are not necessarily indicative of the Company’s future financial position and future results of operations. The pro forma adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and best reflect the Separation and Distribution on Aramark’s financial position and results of operations. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma condensed consolidated financial information should be read in conjunction with our historical consolidated financial statements and accompanying notes.
The adjustments included within the “AUS Discontinued Operations” column of the unaudited pro forma condensed consolidated financial information are consistent with the guidance for discontinued operations under U.S. GAAP. The Company’s current estimates on a discontinued operations basis are preliminary and could change as the Company finalizes discontinued operations accounting to be reported in the Company’s future Annual and Quarterly Reports on Form 10-K and 10-Q, respectively.
The unaudited pro forma condensed consolidated financial information has been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendment to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the SEC on May 21, 2020.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
FOR THE NINE MONTHS ENDED JUNE 30, 2023
($ in thousands, except per share data)

	Historical	AUS Discontinued Operations (Note a)	Transaction Accounting Adjustments		Pro Forma
Revenue	$13,952,292	$(2,069,366)	$—		$11,882,926
Costs and Expenses:
Cost of services provided (exclusive of depreciation and amortization)	12,656,205	(1,688,450)	(1,658)	(g)	10,966,097
Depreciation and amortization	408,795	(101,712)	—		307,083
Selling and general corporate expenses	302,281	(103,747)	(6,960)	(h)	191,574
	13,367,281	(1,893,909)	(8,618)		11,464,754
Operating income	585,011	(175,457)	8,618		418,172
Gain on Sale of Equity Investments, net	(375,972)	—	—		(375,972)
Interest and Other Financing Costs, net	328,113	(1,323)	(75,110)	(i)	251,680
Income from Continuing Operations Before Income Taxes	632,870	(174,134)	83,728		542,464
Provision for Income Taxes from Continuing Operations	164,782	(44,811)	21,727	(j)	141,698
Net income from Continuing Operations	468,088	(129,323)	62,001		400,766
Less: Net loss attributable to noncontrolling interests	(588)	—	—		(588)
Net income from Continuing Operations attributable to Aramark stockholders	$468,676	$(129,323)	$62,001		$401,354
Earnings per share attributable to Aramark stockholders from Continuing Operations:
Basic	$1.80				$1.54
Diluted	$1.79				$1.53
Weighted Average Shares Outstanding:
Basic	260,349				260,349
Diluted	262,267				262,267
See accompanying notes to unaudited pro forma condensed consolidated financial information.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2022
($ in thousands, except per share data)

	Historical	AUS Discontinued Operations (Note a)	Transaction Accounting Adjustments		Pro Forma
Revenue	$16,326,624	$(2,639,355)	$—		$13,687,269
Costs and Expenses:
Cost of services provided (exclusive of depreciation and amortization)	14,767,570	(2,152,023)	(1,534)	(g)	12,614,013
Depreciation and amortization	532,327	(134,352)	—		397,975
Selling and general corporate expenses	398,362	(140,007)	(5,166)	(h)	253,189
	15,698,259	(2,426,382)	(6,700)		13,265,177
Operating income	628,365	(212,973)	6,700		422,092
Interest and Other Financing Costs, net	372,727	(4,548)	(99,889)	(i)	268,290
Income from Continuing Operations Before Income Taxes	255,638	(208,425)	106,589		153,802
Provision for Income Taxes from Continuing Operations	61,461	(53,029)	27,660	(j)	36,092
Net income from Continuing Operations	194,177	(155,396)	78,929		117,710
Less: Net loss attributable to noncontrolling interests	(307)	—	—		(307)
Net income from Continuing Operations attributable to Aramark stockholders	$194,484	$(155,396)	$78,929		$118,017
Earnings per share attributable to Aramark stockholders from Continuing Operations:
Basic	$0.76				$0.46
Diluted	$0.75				$0.46
Weighted Average Shares Outstanding:
Basic	257,314				257,314
Diluted	259,074				259,074
See accompanying notes to unaudited pro forma condensed consolidated financial information.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
FOR THE FISCAL YEAR ENDED OCTOBER 1, 2021
($ in thousands, except per share data)

	Historical	AUS Discontinued Operations (Note a)	Pro Forma
Revenue	$12,095,965	$(2,420,546)	$9,675,419
Costs and Expenses:
Cost of services provided (exclusive of depreciation and amortization)	11,007,080	(2,040,021)	8,967,059
Depreciation and amortization	550,692	(133,306)	417,386
Selling and general corporate expenses	346,749	(122,471)	224,278
	11,904,521	(2,295,798)	9,608,723
Operating income	191,444	(124,748)	66,696
Gain on Equity Investment	(137,934)	—	(137,934)
Loss on Defined Benefit Pension Plan Termination	60,864	—	60,864
Interest and Other Financing Costs, net	401,366	(1,756)	399,610
Loss from Continuing Operations Before Income Taxes	(132,852)	(122,992)	(255,844)
Benefit for Income Taxes from Continuing Operations	(40,633)	(29,680)	(70,313)
Net loss from Continuing Operations	(92,219)	(93,312)	(185,531)
Less: Net loss attributable to noncontrolling interests	(1,386)	—	(1,386)
Net loss from Continuing Operations attributable to Aramark stockholders	$(90,833)	$(93,312)	$(184,145)
Loss per share attributable to Aramark stockholders from Continuing Operations:
Basic	$(0.36)		$(0.72)
Diluted	$(0.36)		$(0.72)
Weighted Average Shares Outstanding:
Basic	254,748		254,748
Diluted	254,748		254,748
See accompanying notes to unaudited pro forma condensed consolidated financial information.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
FOR THE FISCAL YEAR ENDED OCTOBER 2, 2020
($ in thousands, except per share data)

	Historical	AUS Discontinued Operations (Note a)	Pro Forma
Revenue	$12,829,559	$(2,517,047)	$10,312,512
Costs and Expenses:
Cost of services provided (exclusive of depreciation and amortization)	11,993,667	(2,093,451)	9,900,216
Depreciation and amortization	595,195	(137,158)	458,037
Selling and general corporate expenses	307,016	(109,387)	197,629
Goodwill impairment	198,600	—	198,600
	13,094,478	(2,339,996)	10,754,482
Operating loss	(264,919)	(177,051)	(441,970)
Interest and Other Financing Costs, net	382,800	(2,784)	380,016
Loss from Continuing Operations Before Income Taxes	(647,719)	(174,267)	(821,986)
Benefit for Income Taxes from Continuing Operations	(186,284)	(44,227)	(230,511)
Net loss from Continuing Operations	(461,435)	(130,040)	(591,475)
Less: Net income attributable to noncontrolling interests	94	—	94
Net loss from Continuing Operations attributable to Aramark stockholders	$(461,529)	$(130,040)	$(591,569)
Loss per share attributable to Aramark stockholders from Continuing Operations:
Basic	$(1.83)		$(2.35)
Diluted	$(1.83)		$(2.35)
Weighted Average Shares Outstanding:
Basic	251,828		251,828
Diluted	251,828		251,828
See accompanying notes to unaudited pro forma condensed consolidated financial information.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
JUNE 30, 2023
($ in thousands)

	Historical	AUS Discontinued Operations (Note a)	Transaction Accounting Adjustments		Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$402,414	$(14,248)	$—		$388,166
Receivables	2,405,890	(388,438)	—		2,017,452
Inventories	593,168	(209,071)	—		384,097
Prepayments and other current assets	324,405	(16,010)	10,000	(c)	318,395
Total current assets	3,725,877	(627,767)	$10,000		3,108,110
Property and Equipment, net	2,037,168	(652,388)	—		1,384,780
Goodwill	5,594,340	(963,777)	—		4,630,563
Other Intangible Assets	2,081,966	(245,586)			1,836,380
Operating Lease Right-of-Use Assets	645,084	(60,621)	—		584,463
Other Assets	1,313,065	(571,550)	—		741,515
	$15,397,500	$(3,121,689)	$10,000		$12,285,811
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities of long-term borrowings	$110,602	$(23,483)	—		$87,119
Current operating lease liabilities	69,995	(20,239)	—		49,756
Accounts payable	1,048,605	(145,455)	—		903,150
Accrued expenses and other current liabilities	1,646,756	(178,121)	26,600	(e)	1,495,235
Total current liabilities	2,875,958	(367,298)	26,600		2,535,260
Long-Term Borrowings	7,535,750	(99,577)	(1,456,701)	(b)	5,979,472
Noncurrent Operating Lease Liabilities	304,374	(48,940)	—		255,434
Deferred Income Taxes and Other Noncurrent Liabilities	1,121,984	(259,688)	(368)	(d,e)	861,928
Total Liabilities	11,838,066	(775,503)	(1,430,469)		9,632,094
Commitments and Contingencies
Redeemable Noncontrolling Interest	8,165	—	—		8,165
Stockholders’ Equity:
Common stock	3,003	—	—		3,003
Capital surplus	3,798,598	—	—		3,798,598
Retained earnings (deficit)	787,442	(2,371,718)	1,440,469	(f)	(143,807)
Accumulated other comprehensive loss	(66,108)	25,532	—		(40,576)
Treasury stock	(971,666)	—	—		(971,666)
Total stockholders’ equity	3,551,269	(2,346,186)	1,440,469		2,645,552
	$15,397,500	$(3,121,689)	$10,000		$12,285,811
See accompanying notes to unaudited pro forma condensed consolidated financial information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
The unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2023, the unaudited Pro Forma Condensed Consolidated Statements of Income (Loss) for the nine months ended June 30, 2023 and the unaudited Pro Forma Condensed Consolidated Statements of Income (Loss) for the fiscal years ended September 30, 2022, October 1, 2021 and October 2, 2020 include the following adjustments:
(a)    Reflects the discontinued operations, including associated assets, liabilities, equity and results of operations attributable to our Uniform segment which were included in the Company’s historical financial statements. In accordance with ASC 205-20, Presentation of Financial Statements - Discontinued Operations, the amounts exclude the impact of intercompany transactions between Aramark and AUS and general corporate overhead costs that do not meet the requirements to be presented in discontinued operations.
(b)    Reflects the use of net cash received from Vestis in connection with the Separation to pay down debt.
(c)    Reflects the retention by Aramark of less than 1% of the outstanding common stock of Vestis in connection with the Separation and Distribution, recorded at fair value as of the date of the Separation and Distribution, which Aramark intends to contribute to a donor advised fund in order to fund charitable contributions.
(d)    Related to the consolidated tax attributes of $3.6 million allocated to Vestis upon the Separation and Distribution.
(e)    Reflects approximately $26.6 million and $4.0 million of estimated non-recurring costs to complete the Separation and Distribution reflected as an increase in “Accrued expenses and other current liabilities” and “Deferred Income Taxes and Other Noncurrent Liabilities”, respectively, and related tax benefit of $8.0 million reflected as a reduction to “Deferred Income Taxes and Other Noncurrent Liabilities”. These costs primarily related to investment banker fees, legal and accounting fees, third-party consulting and contractor fees, and other costs directly related to the Separation and Distribution.
(f)    Reflects the effect on total stockholders’ equity of the adjustments described in notes (b) - (e) above.
(g)    Reflects $1.7 million and $1.5 million for the nine months ended June 30, 2023 and for the fiscal year ended September 30, 2022, respectively, reducing “Cost of services provided (exclusive of depreciation and amortization)” for the services to be provided by Aramark to Vestis under the transition services agreement. These services are primarily associated with administrative, information technology and cybersecurity support services and certain finance, treasury, tax and governmental function services.
(h)    Reflects the removal of transaction costs of $7.0 million and $5.2 million for the nine months ended June 30, 2023 and for the fiscal year ended September 30, 2022, respectively, incurred to effect the Separation and Distribution. These costs primarily related to legal and accounting fees, third-party consulting and contractor fees, and other costs directly related to the Separation and Distribution. These costs are not expected to have a continuing impact on the Company’s results of operations following the Separation and Distribution.
(i)    Reflects the removal of interest expense of $75.1 million and $99.9 million for the nine months ended June 30, 2023 and for the fiscal year ended September 30, 2022, respectively, related to the pay down of debt.
(j)    Reflects the tax effects of the pro forma adjustments at the applicable statutory income tax rate of 25.95% based on the statutory rate for the respective jurisdiction. Management believes the statutory tax rate provides a reasonable basis for the pro forma adjustment. However, the effective tax rate of the Company could be significantly different depending on actual operating results by jurisdiction and the application of enacted tax law to those specific results.